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                                       EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of SDOParent Co., Inc. on Form S-4 of our report dated February 27, 1995
(which report contains an emphasis paragraph referring to the consideration by San Diego Gas & Electric Company of alternative strategies for Wahlco Environmental Systems, Inc.), incorporated by reference in the Annual Report on Form 10-K of San Diego Gas & Electric Company for the year ended December 31, 1994.


/s/ DELOITTE & TOUCHE LLP

San Diego, California
December 4, 1995